UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 6, 2010
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12520 High Bluff Drive, Suite 145, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(858) 259-6614
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

China Tel Group, Inc., a Nevada corporation (“Company”), files this Form 8-K to report the Company’s decision to restate the issued financial statements of the Company for the periods ending March 31, 2009, June 30, 2009 and September 30, 2009 (collectively, “Periods”).  Accordingly, the financial statements issued by the Company for the Periods should not be relied upon by the public.  The Company’s decision to restate the financial reports for the Periods is the result of communications between the Company and the staff of the Securities and Exchange Commission in an effort to more clearly address the Company’s accounting treatment of the Company’s investment in Chinacomm Cayman.  The Company intends to file an amended Form 10-Q for each of the Periods within the next seven business days containing the restated financial statements for the Periods.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: April 6, 2010	By:	/s/ Kenneth Waggoner
Vice President & General Counsel

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